EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding

CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED FUND SHARES

of

CITIGROUP ALTERNATIVE INVESTMENTS TRUST

Tendered Pursuant to the Offer to Purchase

Dated July 27, 2007

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL OF TENDER MUST BE

RECEIVED BY THE COMPANY BY, 12:00 MIDNIGHT, NEW YORK

TIME, ON FRIDAY, AUGUST 24, 2007, UNLESS THE OFFER IS

EXTENDED.

Complete this Notice of Withdrawal of Tender and Return or Deliver to:

CAI Investing Services

731 Lexington Avenue, 27th Floor

New York, NY 10022

Attn:  Casey Hogan

For additional information:

Phone:          (212) 783-1031

Fax:              (212) 783-1044
                     (212) 783-1058

You may also direct questions to your financial advisor.

Citigroup Alternative Investments Trust

Ladies and Gentlemen:

The undersigned wishes to withdraw the previously submitted notice of the undersigned’s intent to tender its Shares of the Citigroup Alternative Investments Tax Advantaged Fund Series of Citigroup Alternative Investments Trust (the “Company”) for purchase by the Company that previously were submitted by the undersigned in a Notice of Intent to Tender dated ____________.   IF THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED IN ACCORDANCE WITH ITS ACCOMPANYING INSTRUCTIONS, THE IDENTIFIED SHARES PREVIOUSLY SUBMITTED FOR TENDER WILL NOT BE REPURCHASED BY THE COMPANY.

Such tender was in the amount of (specify one):

▪	All of the undersigned’s Shares of the Series.

▪	A portion of the undersigned’s Shares of the Series expressed as a specific dollar amount.

$________________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company upon expiration of the tender offer described above.

SIGNATURE(S).  If joint ownership, all parties must sign.  If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)	Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)

Print Name of Shareholder	Print Name of Shareholder

Title (if applicable)	Title (if applicable)
Date: __________	Date: ______________